Exhibit 20
MONTHLY NOTEHOLDERS STATEMENT
MELLON BANK PFL MASTER NOTE TRUST
SERIES 2004-1
Created 09/12/06 2:48 PM
Pursuant to the Indenture dated as of June 24, 2004 (the ‘Agreement’), as supplemented by the Series 2004-1 Indenture Supplement (the “Series Supplement”), each among Mellon Bank PFL Master Note Trust, as Issuer, (as administered by Mellon Bank, N.A., as Administrator) and Wells Fargo Bank, N.A., as Indenture Trustee, AFCO Credit Corp. and AFCO Acceptance Corp., as Servicer and Seller, is required to prepare certain information each month regarding distributions to Noteholders and the performance of the Trust. The information with respect to the applicable Distribution Date and Monthly Period is set forth below.

Monthly Period:		Aug-06
Determination Date:		11-Sep-06
Transfer Date:		14-Sep-06
Number of Days in Period:		31
Prior Distribution Date: (or Closing Date)		15-Aug-06
Current Distribution Date:		15-Sep-06
Period		27
Note Accumulation Period Length			9
Note Revolving Periods from /to	1		27
Note Accumulation Periods from/to	28		36

A. ORIGINAL DEAL PARAMETERS

(a	)	Class A Initial Investor Interest		$513,700,000.00	92.00%
(b	)	Class B Initial Investor Interest		$22,341,000.00	4.00%
(c	)	Class C Initial Investor Interest		$13,959,000.00	2.50%
(d	)	Class D Initial Investor Interest		$8,375,000.00	1.50%
(e	)	Total Initial Investor Interest (a + b + c +d)		$558,375,000.00

(f	)	Minimum Transferor Interest		3.00000%

(g	)	LIBOR (3-Month LIBOR as of most LIBOR Determination Date)		5.3293800%
(h	)	Prior Period Class A Certificate Rate	0.16%	5.4893800%
(i	)	Prior Period Class B Certificate Rate	0.42%	5.7493800%
(j	)	Prior Period Class C Certificate Rate	0.77%	6.0993800%

(k	)	Current Class A Certificate Rate	0.16%	5.4893800%
(l	)	Current Class B Certificate Rate	0.42%	5.7493800%
(m	)	Current Class C Certificate Rate	0.77%	6.0993800%

(n	)	Series Servicing Fee Percentage (Calculated as 1/12 th)		0.50000%

(o	)	Additional Interest Rate		0.000000%

I. RECEIVABLES IN THE TRUST

(a	)	Beginning of Month Aggregate Receivables		$1,224,259,862.71
(b	)	Beginning of Month Finance Charge Receivables		$24,483,507.80
(c	)	Beginning of Month Principal Receivables		$1,199,776,354.91

(d	)	End of Month Aggregate Receivables		$1,204,992,963.91
(e	)	End of Month Finance Charge Receivables		$24,088,127.84
(f	)	End of Month Principal Receivables		$1,180,904,836.07

II. INVESTOR INTERESTS AND INVESTOR PERCENTAGES

(a	)	Class A Initial Investor Interest		$513,700,000.00	92.00%
(b	)	Class B Initial Investor Interest		$22,341,000.00	4.00%
(c	)	Class C Initial Investor Interest		$13,959,000.00	2.50%
		Class D Initial Investor Interest		$8,375,000.00	1.50%
(d	)	Total Initial Investor Interest			$558,375,000.00

(e	)	Beginning of Period Class A Investor Interest		$513,700,000.00	92.00%
(f	)	Beginning of Period Class B Investor Interest		$22,341,000.00	4.00%
(g	)	Beginning of Period Class C Investor Interest		$13,959,000.00	2.50%
		Beginning of Period Class D Investor Interest		$8,375,000.00	1.50%
(h	)	Beginning of Period Total Investor Interest			$558,375,000.00

(i	)	Beginning of Period Class A Adjusted Investor Interest (e - VIII.a)		$513,700,000.00	92.00%
(j	)	Beginning of Period Class B Adjusted Investor Interest (f - VIII.d)		$22,341,000.00	4.00%
(k	)	Beginning of Period Adjusted Class C Investor Interest (g - VIII.g)		$13,959,000.00	2.50%
		Beginning of Period Adjusted Class D Investor Interest		$8,375,000.00	1.50%
(l	)	Beginning of Period Total Adjusted Investor Interest			$558,375,000.00

(m	)	End of Period Class A Investor Interest (e – IX.b – X.f)		$513,700,000.00	92.00%
(n	)	End of Period Class B Investor Interest (f – IX.e – X.k)		$22,341,000.00	4.00%
(o	)	End of Period Class C Investor Interest (g – IX.h – X.n – X.o)		$13,959,000.00	2.50%
		End of Period Class D Investor Interest		$8,375,000.00	1.50%
(p	)	End of Period Total Investor Interest			$558,375,000.00

(q	)	End of Period Class A Adjusted Investor Interest (m – VIII.c)		$513,700,000.00	92.00%
(r	)	End of Period Class B Adjusted Investor Interest (n – VIII.f)		$22,341,000.00	4.00%
(s	)	End of Period Adjusted Class C Investor Interest (o – VIII.i)		$13,959,000.00	2.50%
		End of Period Adjusted Class D Investor Interest		$8,375,000.00	1.50%
(t	)	End of Period Total Adjusted Investor Interest			$558,375,000.00

(u	)	End of Revolving Period Class A Investor Interest		NA	92.00%

(v	)	End of Revolving Period Class B Investor Interest		NA	4.00%

(w	)	End of Revolving Period Class C Investor Interest		NA	2.50%

		End of Revolving Period Class D Investor Interest		NA	1.50%

(x	)	End of Revolving Period Total Investor Interest			$558,375,000.00

(y	)	Floating Investor Percentage (l / (I.c))			46.54%
(z	)	Class A Floating Allocation (i / l)			92.00%
(aa)		Class B Floating Allocation (j / l)			4.00%
(bb)		Class C Investor Interest Floating Allocation (k / l)			2.50%
		Class D Investor Interest Floating Allocation			1.50%

(cc)		Fixed Investor Percentage (x / (I.c))			46.54%
(dd)		Class A Fixed Allocation (i / u)			92.00%
(ee)		Class B Fixed Allocation (i / v)			4.00%
(ff)		Class C Investor Interest Fixed Allocation (i / w)			2.50%
		Class D Investor Interest Fixed Allocation			1.50%

(gg)		Total Servicing Fee (h * (A.n / 12))		$232,656.25
		Class C reserve account		$2,791,875.00	0.50%
(hh)		End of Period Other outstanding Series		$0.00

III. TRANSFEROR INTEREST

(a	)	Beginning Transferor Interest (I.c – II.h — II.hh)		$641,401,354.91

(b	)	Ending Transferor Interest (I.f – II.p-II.hh)		$622,529,836.07
(c	)	Minimum Transferor Interest (III.e * 3%)		$35,427,145.08

(d	)	Excess Funding Account Balance at end of Period		$0.00

(e	)	Sum of Principal Receivables and Excess Funding Account (I.f + d)		$1,180,904,836.07

IV. PERFORMANCE SUMMARY

		COLLECTIONS:
(a	)	Collections of Principal Receivables		$251,192,835.61

(b	)	Collections of Finance Charge Receivables (inc. net recoveries, if any)		$7,829,915.12

(c	)	Collections of Principal and Finance Charge Receivables (a + b)		$259,022,750.73

(d	)	Late Charges Collected		$656,880.33

(e	)	Total Collections (a + b + d)		$259,679,631.06

(f	)	Unpaid Trustee Fee		$0.00

(g	)	Available Funds after Unpaid Trustee Fee		$8,486,795.45

		DELINQUENCIES AND LOSSES:
(h	)	End of the month delinquencies:
(i	)	30 days delinquent		$2,258,877.55

(j	)	60 days delinquent		$757,210.39

(k	)	90 days delinquent		$368,389.37

(l	)	120 + days delinquent		$2,907,819.44

(m	)	Total 30 + days delinquent ( i + j + k + l)		$6,292,296.75
		Total 30 + days delinquent percentage		0.52%

(n	)	Gross Default Amount		$49,435.78

(o	)	Recoveries		$25,569.81

(p	)	Aggregate Default Amount (net of recoveries)		$23,865.97
(q	)	Investor Default Amount (II.y * p)		$11,107.20

(r	)	AFCO is Servicer?		Yes

V. ALLOCATION AND APPLICATION OF COLLECTIONS

(a	)	Class A Available Funds after Unpaid Trustee Fee (IV.g * II.y * II.z) + Princ Fdg Investmt Inc		$3,633,732.91
(b	)	Class A Optimal Interest ((A.k * II.e * # days)/ 360)		$2,428,242.49
(c	)	Class A Monthly Interest (Lesser of a or b)		$2,428,242.49
(d	)	Current Period Class A Shortfall Amount (b - a, if greater than 0)	$0.00

(e	)	Prior Period Class A Deficiency Amount		$0.00

(f	)	Class A Additional Interest (e * A.o * # of days/360)		$0.00
(g	)	Class A Servicing Fee due (1/12 * II.z * A.m * II.l)		$214,041.67
(h	)	Class A Servicing Fee Paid		$214,041.67
(i	)	Unpaid Class A Servicing Fee (g - h, if greater than 0)	$0.00

(j	)	Unpaid Class A Servicing from prior periods		$0.00

(k	)	Class A Investor Default Amount (IV.q * II.z)		$10,218.53
(l	)	Reimbursed Class A Investor Default Amount		$10,218.53
(m	)	Unreimbursed Class A Investor Default Amount (k - l, if greater than 0)	$0.00
(n	)	Class A contribution to Excess Spread (a - c - h - l)		$981,230.22

(o	)	Class B Available Funds after Unpaid Trustee Fee (IV.g * II.y * II.aa) + Princ Fdg Investmt Inc		$158,032.37
(p	)	Class B Optimal Interest ((A.l * II.f * # days)/ 360)		$110,607.05

(q	)	Class B Monthly Interest (Lesser of o or p)		$110,607.05
(r	)	Current Period Class B Shortfall Amount (p - o, if greater than 0)	$0.00

(s	)	Prior Period Class B Deficiency Amount		$0.00

(t	)	Class B Additional Interest (s * A.o * # of days/360)		$0.00
(u	)	Class B Servicing Fee due (1/12 * II.aa * A.m * II.h)		$9,308.75
(v	)	Class B Servicing Fee Paid		$9,308.75
(w	)	Unpaid Class B Servicing Fee (u - v, if greater than 0)	$0.00

(x	)	Unpaid Class B Servicing from prior periods		$0.00

(y	)	Class B contribution to Excess Spread (o - q - v)		$38,116.57

(z	)	Class C Available Funds after Unpaid Trustee Fee (IV.g * II.y * II.bb) + Princ Fdg Investmt Inc		$98,741.05
(aa	)	Class C Investor Interest Servicing Fee due, if not AFCO (1/12 * II.bb * A.m * II.h)		$0.00
(bb	)	Class C Investor Interest Servicing Fee Paid, if not AFCO		$0.00
(cc	)	Unpaid Class C Investor Interest Servicing Fee (aa - bb, if greater than 0)	$0.00

(dd	)	Unpaid Class C Investor Interest Servicing Fee from prior periods		$0.00

(ee	)	Class C Investor Interest contribution to Excess Spread (z – bb)		$98,741.05

(ff	)	Excess Spread (n + y + ee)		$1,118,087.84
(gg	)	Remaining Unpaid Trustee Fee		$0.00

(hh	)	Class A Required Amount (includes Class A Investor Default Amount)		$0.00
(ii	)	Unreimbursed Class A Investor Charge-Offs		$0.00

(jj	)	Class B Default Amount (IV.q * II.aa)		$444.41
(kk	)	Class B Required Amount		$0.00
(ll	)	Unreimbursed Class B Investor Charge-Offs		$0.00

(mm	)	Class C Monthly Interest ((A.m * II.g * # days)/ 360)		$73,316.07

(nn	)	Past Due Class C Monthly Interest from prior month		$0.00

(oo	)	Class C Investor Interest Servicing Fee (if AFCO) (1/12 * II.bb * A.n * II.l)	1	$5,816.25
(pp	)	Class C Investor Interest Default Amount (IV.q * II.bb)		$277.67
(qq	)	Unreimbursed Class C Investor Interest Charge-Offs		$0.00

		Class D Available Funds after Unpaid Trustee Fee		$59,241.80
		Class D Investor Interest Servicing Fee	1	$3,489.58
		Class D Investor Interest Default Amount		$166.60
		Class D Investor Interest contribution to Excess Spread		$55,585.62

(rr	)	Reserve Account Funding Date		September 14, 2006

(ss	)	Required Reserve Account Percentage		0.30%

(tt	)	Required Reserve Account Amount		$1,675,125.00
(uu	)	Excess Spread	$1,093,819.06

(vv	)	Beginning of Period Reserve Account Balance		$0.00

(ww	)	Paid to Reserve Account		$1,093,819.06
(xx	)	Payable to Reserve Account		$581,305.94
(yy	)	End of Period Reserve Account Balance		$1,093,819.06
(zz	)	Other amounts due under Loan Agreement payable out of Excess Spread		$0.00

(aaa	)	Current Period Class A Shortfall Amount (d)	$0.00

(bbb	)	Prior Period Class A Shortfall Amount		$0.00

(ccc	)	Class A Carry-Over Amount ((aaa * A.h + A.o * # days)/ 360)		$0.00

(ddd	)	Current Period Class B Shortfall Amount (r)	$0.00

(eee	)	Prior Period Class B Shortfall Amount		$0.00

(fff	)	Class B Carry-Over Amount ((ccc * A.i + A.o * # days)/ 360)		$0.00

(ggg	)	Excess Finance Charge Collections (ff - gg - hh - ii - jj - kk - ll - mm - nn - oo - pp - qq - ww - zz - bbb - ccc - eee - fff)		$0.00
(hhh	)	Adjusted Excess Spread Percentage (ggg+ww / II.h)*12		2.35%

VI. YIELD and BASE RATE

		Base Rate
		(The sum of the Class A Rate, Class B Rate, and Class C Investor Interest Rate and Investor Servicing Fee (0.5%) divided by the Investor Interest)

(a	)	Base Rate (current month)		5.93%

(b	)	Base Rate (prior month)		5.93%

(c	)	Base Rate (2 months ago)		5.93%

(d	)	3 Month Average Base Rate		5.93%

		Gross Portfolio Yield
		(Series 2004-1 Finance Charge + Late Charge Collections allocable to investors/total investor interest)

(e	)	Gross Portfolio Yield (current month)		8.49%

(f	)	Gross Portfolio Yield (prior month)		8.68%

(g	)	Gross Portfolio Yield (2 months ago)		8.15%

(h	)	3 Month Average Portfolio Yield		8.44%

		Portfolio Yield
		(Series 2004-1 Finance Charge + Late Charge Collections allocable to investors less investor default amount/total investor interest)

(i	)	Portfolio Yield (current month)	8.46%

(j	)	Portfolio Yield (prior month)	8.52%

(k	)	Portfolio Yield (2 months ago)	8.20%

(l	)	3 Month Average Portfolio Yield	8.39%

		Portfolio Yield – Base Rate

(m	)	Portfolio Adjusted Yield (current month)	2.53%
(n	)	Portfolio Adjusted Yield (prior month)	2.58%
(o	)	Portfolio Adjusted Yield (2 months ago)	2.27%

(p	)	3 Month Average Portfolio Adjusted Yield	2.46%

		Excess Finance Charge Yield
		(Excess Finance Charge Collections/total Investor Interest)

(q	)	Adjusted Excess Spread Percentage (current month)	2.35%

(r	)	Adjusted Excess Spread Percentage (prior month)	2.77%

(s	)	Adjusted Excess Spread Percentage (2 months ago)	1.91%

(t	)	3 Month Average Adjusted Excess Spread Percentage	2.34%

VII. PORTFOLIO PERFORMANCE RATES

(a	)	Aggregate Default Amt. (annualized % of beginning of month Principal Receivables)	0.02%
(b	)	Monthly Payment Rate (% of 15th of month Principal Receivables)	22.07%
(c	)	Gross Portfolio Yield to Investors (3 month average annualized)	8.44%
(d	)	Portfolio Yield (3 month average annualized))	8.39%
(e	)	Base Rate (3 month average)	5.93%
(f	)	Excess Finance Charge Collections %	2.35%

VIII. ACCUMULATION AND PRINCIPAL FUNDING ACCOUNT

(a	)	Cumulative Class A principal distributed to PFA (as of prior distribution date)	$0.00

(b	)	Class A Principal deposited in the PFA	$0.00

(c	)	Total Class A Principal deposited in the PFA (a + b)	$0.00

(d	)	Cumulative Class B principal distributed to PFA (as of prior distribution date)	$0.00

(e	)	Class B Principal deposited in the PFA	$0.00

(f	)	Total Class B Principal deposited in the PFA (d + e)	$0.00

(g	)	Cumulative Class C principal distributed to PFA (as of prior distribution date)	$0.00

(h	)	Class C Principal deposited in the PFA	$0.00

(i	)	Total Class C Principal deposited in the PFA (g + h)	$0.00

		Cumulative Class D principal distributed to PFA (as of prior distribution date)	$0.00

		Class D Principal deposited in the PFA	$0.00

		Total Class D Principal deposited in the PFA (g + h)	$0.00

(j	)	Ending PFA balance (c + f + i)	$0.00

IX. PRINCIPAL REPAYMENT

(a	)	Class A Principal paid (as of prior distribution dates)	$0.00

(b	)	Class A Principal payments	$0.00

(c	)	Total Class A Principal paid (a + b)	$0.00

(d	)	Class B Principal paid (as of prior distribution dates)	$0.00

(e	)	Class B Principal payments	$0.00

(f	)	Class B Principal paid (d + e)	$0.00

(g	)	Class C Principal paid (as of prior distribution dates)	$0.00
(h	)	Class C Principal payments	$0.00
(i	)	Total Class C Principal paid (g + h)	$0.00

		Class D Principal paid (as of prior distribution dates)	$0.00
		Class D Principal payments	$0.00
		Total Class D Principal paid	$0.00

X. INVESTOR CHARGE-OFFS

		CLASS A INVESTOR CHARGE-OFFS
(a	)	Class A Investor Default Amount (IV.q * II.z)	$10,218.53
(b	)	Reimbursed from Class A Available Funds	$10,218.53

(c	)	Reimbursed from Excess Spread	$0.00

(d	)	Reimbursed from Reallocated Principal Collections	$0.00
(e	)	Total amount reimbursed in respect of Class A Investor Default Amount (b + c +d)	$10,218.53
(f	)	Class A Investor Charge-Off (a – e)	$0.00

		CLASS B INVESTOR CHARGE-OFFS
(g	)	Class B Investor Default Amount (IV.q * II.aa)		$444.41

(h	)	Reimbursed from Excess Spread		$444.41

(i	)	Reimbursed from Reallocated Principal Collections		$0.00
(j	)	Total amount reimbursed in respect of Class B Investor Default Amount (h + i + j)		$444.41
(k	)	Class B Investor Charge-Off (g – j)		$0.00

		CLASS C INVESTOR CHARGE-OFFS
(l	)	Class C Default Amount (IV.q * II.bb)		$277.67
(m	)	Reimbursed from Excess Spread		$277.67
(n	)	Class C Charge-Off (l – m)		$0.00

(o	)	Writedown from Reallocated Principal Collections		$0.00

		CLASS D INVESTOR CHARGE-OFFS
		Class D Default Amount		$166.60
		Reimbursed from Excess Spread		$166.60
		Class D Charge-Off		$0.00

		Writedown from Reallocated Principal Collections		$0.00

XI. PAYOUT EVENTS & EARLY REDEMPTION EVENTS
(a	)	Insolvency of the Seller, Transferor or either originator?	No
(b	)	Trust is an “investment company?”	No
(c	)	No successor Backup Svcr found w/in 90 days of term’n of Backup Svcr?	No
(d	)	Failure by Transferor to make any deposit or payment?	No
(e	)	Material breach of representation or warranty of Transferor?	No
(f	)	3-mo Avg. Net Portfolio Yield < 3-mo Avg. Base Rate?	No
(g	)	Originator, Seller or Transferor failed to convey Additional Receivables?	No
(h	)	Servicer Default?	No
(i	)	Class A or Class B or Class C Investor Interests not paid in full on Sched. Pmt. Date?	No
(j	)	Monthly payment rate less than 12% for 3 consecutive months?	No
(k	)	Third Consecutive Deterimination Date for which:
		(i) aggregate receivables to single borrower > 5%	No
		(ii) there exists Excess Insurer Concentration Amount?	No
		(iii) aggregate receivables of Tier 3 Insurers exceeds 30%?	No
		(iv) aggregate receivables of Tier 4 Insurers exceeds 5%?	No
		(v) aggregate receivables of 5 largest Tier 3 Insurers exceeds 17%?	No
		(vi) aggregate receivables of 4 largest Tier 2 Insurers exceeds 30%?	No

(l	)	AFCO no longer servicer?	No
(m	)	Failure of AFCO to remove receivables or indemnify the Transferor, the Trustee, and the Trust from losses resulting from failure to comply with licensing laws?	No

AFCO Credit Corporation, as Servicer

By:	/s/ Bruce R. Gold
Name:	Bruce R. Gold
Title:	Senior Vice President, Chief Financial Officer & Treasurer